UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2009 (January 2, 2009)

SCI ENGINEERED MATERIALS, INC.
(Exact name of registrant as specified in its charter)

 Commission file number: 0-31641

Ohio	31-1210318
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2839 Charter Street, Columbus, Ohio	43228
(Address of principal executive offices)	(Zip Code)

(614) 486-0261
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e) DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

STOCK OPTION GRANT

The Stock Option and Compensation Committee (the "Committee") of the board of Directors of SCI Engineered Materials, Inc. (the "Company") has approved the grant of options to purchase shares of the Company's common stock, effective January 2, 2009, to the Company's Chief Executive Officer and three other executive officers of the Company listed below (the "Optionees"):

Daniel Rooney	President and Chief Executive Officer	176,500

Scott Campbell	Vice President – Technology	85,500

Gerald Blaskie	Vice President and Chief Financial Officer	95,000

Michael Barna	Vice President – Photonics	93,000

The Committee granted the options to purchase shares of the Company's common stock in accordance with the provisions of the Company's 2006 Stock Incentive Plan. In connection with the option grant, the Company entered into Incentive Stock Option Agreements with the Optionees. Pursuant to the terms of the Incentive Stock Option Agreements, the options have an exercise price of $6.00 per share, the closing price of the Company's common stock as reported on the OTC Bulletin Board regulated quotation service on January 2, 2009. The options vest at the rate of 10% per year, beginning on the date of grant. After the options have vested, the Optionees may exercise the options from time to time, in full or in part, until the options have been exercised as to all shares subject thereto, or January 2, 2019, which ever occurs first.

The Committee has also approved the grant of options to purchase shares of the Company's common stock, effective January 2, 2009, to the Company's Board of Directors (the "Optionees"):

Robert J. Baker Jr.	Director	22,500

Walter J. Doyle	Director	22,500

Robert H. Peitz	Director	22,500

Edward W. Ungar	Director	22,500

The Committee granted the options to purchase shares of the Company's common stock in accordance with the provisions of the Company's 2006 Stock Incentive Plan. In connection with the option grant, the Company entered into Non-Statutory Stock Option Agreements with the Optionees. Pursuant to the terms of the Non-Statutory Stock Option Agreements, the options have an exercise price of $6.00 per share, the closing price of the Company's common stock as reported on the OTC Bulletin Board regulated quotation service on January 2, 2009. The options vest at the rate of 33.3% per year, beginning on the date of grant. After the options have vested, the Optionees may exercise the options from time to time, in full or in part, until the options have been exercised as to all shares subject thereto, or January 2, 2014, which ever occurs first.

A copy of the form of the Incentive Stock Option Agreement and Non-Statutory Stock Option Agreement applicable to each of the Optionees was previously filed with the Securities and Exchange Commission on June 23, 2006 as Exhibits 10.1 and 10.2  on the Company’s Form 8-K.    A copy of the Company's 2006 Stock Incentive Plan was previously filed with the Securities and Exchange Commission on May 1, 2006, as Appendix A to the Company's Definitive Proxy Statement for the 2006 Annual Meeting of Shareholders held on June 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

Date: January 6, 2009	By	/s/ Daniel Rooney
Daniel Rooney President and Chief Executive Officer